Exhibit 99.1
For Immediate Release

Hudson Global Reports 2021 Third Quarter Results

OLD GREENWICH, CT - November 5, 2021 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the third quarter ended September 30, 2021.

2021 Third Quarter Summary

•Revenue of $45.0 million increased 77.1% from the third quarter of 2020 and 71.8% in constant currency.
•Adjusted net revenue of $18.0 million increased 98.8% from the third quarter of 2020 and 92.7% in constant currency.
•Net income increased to $1.5 million, or $0.49 per diluted share, compared to net loss of $1.2 million, or $0.41 per diluted share, for the third quarter of 2020. Adjusted net income per diluted share (non-GAAP measure)* was $0.78 compared to adjusted net loss per diluted share of $0.38 in the third quarter of 2020.
•Adjusted EBITDA (non-GAAP measure)* was $3.0 million compared to adjusted EBITDA loss of $0.7 million in the third quarter of 2020.
•Total cash including restricted cash was $26.5 million at September 30, 2021.

"Our business exhibited very strong growth in revenue, adjusted net revenue, and adjusted EBITDA across all three regions in the third quarter of 2021 versus the prior year quarter," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "I continue to be particularly encouraged by the success and collaboration of our sales teams globally as our new business pipeline remains robust and growing. Coit Group, our 2020 acquisition, has significantly outperformed our expectations this year and we are very excited to see what Karani, our new 2021 acquisition, will be able to do as part of Hudson RPO."

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Asia Pacific

Asia Pacific revenue of $32.3 million increased 58% and adjusted net revenue of $7.9 million increased 54% in the third quarter of 2021 compared to the same period in 2020. EBITDA was $1.8 million in the third quarter of 2021 compared to EBITDA of $0.5 million in the same period one year ago, and adjusted EBITDA was $2.2 million compared to adjusted EBITDA of $0.9 million in the third quarter of 2020.

Americas

In the third quarter of 2021, Americas revenue of $7.4 million increased 280% and adjusted net revenue of $7.0 million increased 315% from the third quarter of 2020. Strong organic growth in the Americas as well as the acquisition of Coit Group in Q4 2020 contributed to the region's top line growth. EBITDA increased to $0.6 million in the third quarter of 2021 compared to EBITDA loss of $0.8 million in same period last year. The region recorded adjusted EBITDA of $1.4 million in the third quarter of 2021 compared to adjusted EBITDA loss of $0.8 million in the same period last year.

Europe

Europe revenue in the third quarter of 2021 increased 39% to $5.3 million and adjusted net revenue of $3.1 million increased 22% from the third quarter of 2020. EBITDA increased to $0.1 million in the third quarter of 2021 compared to EBITDA loss of $0.0 million in the same period one year ago. Adjusted EBITDA increased to $0.2 million in the third quarter of 2021 compared to adjusted EBITDA of $0.0 million in the third quarter of 2020.

Corporate Costs

In the third quarter of 2021, the Company's corporate costs were $0.9 million, flat versus the prior year quarter. Corporate costs for the third quarters of 2021 and 2020 excluded non-recurring expenses of $0.2 million and $0.1 million, respectively.

Liquidity and Capital Resources

The Company ended the third quarter of 2021 with $26.5 million in cash, including $0.3 million in restricted cash. The Company generated $2.3 million in cash flow from operations during the third quarter of 2021, compared to an outflow of $0.5 million of cash flow from operations in the third quarter of 2020.

Share Repurchase Program

Since the beginning of 2019, the Company has reduced its share count by 15% and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $1.7 million remaining.

COVID-19 Update

The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company believes it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Fee Dial-In Number: (866) 220-5784
•International Dial-In Number: (615) 622-8063
•Conference ID #: 5243489

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$45,010	$25,413	$119,145	$74,117

Operating expenses:
Direct contracting costs and reimbursed expenses	26,979	16,343	73,305	46,319
Salaries and related	14,130	8,098	37,001	24,650
Other selling, general and administrative	2,423	2,049	6,825	5,584
Depreciation and amortization	117	25	340	73
Total operating expenses	43,649	26,515	117,471	76,626
Operating income (loss)	1,361	(1,102)	1,674	(2,509)
Non-operating income (expense):
Interest income, net	8	14	27	133
Other income (expense), net	33	96	(57)	474
Net income (loss) before income taxes	1,402	(992)	1,644	(1,902)
(Benefit from) provision for income taxes	(92)	165	475	538
Net income (loss)	$1,494	$(1,157)	$1,169	$(2,440)
Earnings (loss) per share:
Basic	$0.51	$(0.41)	$0.40	$(0.84)
Diluted	$0.49	$(0.41)	$0.39	$(0.84)
Weighted-average shares outstanding:
Basic	2,931	2,858	2,910	2,920
Diluted	3,022	2,858	2,976	2,920

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$26,190	$25,806
Accounts receivable, less allowance for doubtful accounts of $2 and $10, respectively	20,970	13,445
Restricted cash, current	109	152
Prepaid and other	1,317	889
Total current assets	48,586	40,292
Property and equipment, net	159	115
Operating lease right-of-use assets	514	210
Deferred tax assets	1,288	1,037
Restricted cash	225	241
Goodwill	2,088	2,088
Intangible assets, net	1,160	1,400
Other assets	5	3
Total assets	$54,025	$45,386
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$390	$576
Accrued expenses and other current liabilities	15,925	9,241
Operating lease obligations, current	344	192
Total current liabilities	16,659	10,009
Income tax payable	467	887
Operating lease obligations	177	22
Other liabilities	192	188
Total liabilities	17,495	11,106
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,694 and 3,672 shares issued; 2,707 and 2,685 shares outstanding, respectively	4	4
Additional paid-in capital	488,620	486,825
Accumulated deficit	(436,581)	(437,750)
Accumulated other comprehensive (loss) income, net of applicable tax	(184)	526
Treasury stock, 987 and 987 shares, respectively, at cost	(15,329)	(15,325)
Total stockholders' equity	36,530	34,280
Total liabilities and stockholders' equity	$54,025	$45,386

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2021	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$32,273	$7,423	$5,314	$—	$45,010
Adjusted net revenue, from external customers (1)	$7,925	$7,030	$3,076	$—	$18,031
Net income					$1,494
Provision from income taxes					(92)
Interest income, net					(8)
Depreciation and amortization					117
EBITDA (loss) (2)	$1,809	$604	$111	$(1,013)	1,511
Non-operating expense (income), including corporate administration charges	319	75	32	(459)	(33)
Stock-based compensation expense	102	139	91	367	699
Non-recurring severance and professional fees	—	—	—	231	231
Compensation expense related to the Coit acquisition (3)	—	566	—	—	566
Adjusted EBITDA (loss) (2)	$2,230	$1,384	$234	$(874)	$2,974

For The Three Months Ended September 30, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$19,877	$1,934	$3,602	$—	$25,413
Adjusted net revenue, from external customers (1)	$5,002	$1,678	$2,390	$—	$9,070
Net loss					$(1,157)
Provision for income taxes					165
Interest income, net					(14)
Depreciation and amortization					25
EBITDA (loss) (2)	$517	$(789)	$(40)	$(669)	(981)
Non-operating expense (income), including corporate administration charges	415	26	88	(625)	(96)
Stock-based compensation expense	11	—	1	322	334
Non-recurring severance and professional fees	—	1	—	81	82
Adjusted EBITDA (loss) (2)	$943	$(762)	$49	$(891)	$(661)

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable to the principals of Coit per the terms of the acquisition agreement, including a promissory note, common stock, and earn-out payments.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2021	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$86,414	$17,350	$15,381	$—	$119,145
Adjusted net revenue, from external customers (1)	$20,563	$16,232	$9,045	$—	$45,840
Net income					$1,169
Provision from income taxes					475
Interest income, net					(27)
Depreciation and amortization					340
EBITDA (loss) (2)	$3,574	$153	$657	$(2,427)	1,957
Non-operating expense (income), including corporate administration charges	986	234	256	(1,419)	57
Stock-based compensation expense	231	395	172	997	1,795
Non-recurring severance and professional fees	—	23	—	330	353
Compensation expense related to the Coit acquisition (3)	—	1,247	—	—	1,247
Adjusted EBITDA (loss) (2)	$4,791	$2,052	$1,085	$(2,519)	$5,409

For The Nine Months Ended September 30, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$55,661	$7,328	$11,128	$—	$74,117
Adjusted net revenue, from external customers (1)	$14,331	$6,431	$7,036	$—	$27,798
Net loss					$(2,440)
Provision for income taxes					538
Interest income, net					(133)
Depreciation and amortization					73
EBITDA (loss) (2)	$1,879	$(1,767)	$323	$(2,397)	(1,962)
Non-operating expense (income), including corporate administration charges	519	186	(120)	(1,059)	(474)
Stock-based compensation expense	49	(4)	5	521	571
Non-recurring severance and professional fees	—	319	—	440	759
Adjusted EBITDA (loss) (2)	$2,447	$(1,266)	$208	$(2,495)	$(1,106)

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable to the principals of Coit per the terms of the acquisition agreement, including a promissory note, common stock, and earn-out payments.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2021	2020
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$32,273	$19,877	$555	$20,432
Americas	7,423	1,934	19	1,953
Europe	5,314	3,602	213	3,815
Total	$45,010	$25,413	$787	$26,200
Adjusted net revenue (1)
Asia Pacific	$7,925	$5,002	$140	$5,142
Americas	7,030	1,678	16	1,694
Europe	3,076	2,390	130	2,520
Total	$18,031	$9,070	$286	$9,356
SG&A:(2)
Asia Pacific	$5,795	$4,070	$108	$4,178
Americas	6,350	2,537	23	2,560
Europe	2,934	2,245	121	2,366
Corporate	1,474	1,295	—	1,295
Total	$16,553	$10,147	$252	$10,399
Operating income (loss):
Asia Pacific	$2,108	$919	$29	$948
Americas	590	(767)	(7)	(774)
Europe	137	42	4	46
Corporate	(1,474)	(1,296)	—	(1,296)
Total	$1,361	$(1,102)	$26	$(1,076)
EBITDA (loss):
Asia Pacific	$1,809	$517	$25	$542
Americas	604	(789)	(6)	(795)
Europe	111	(40)	6	(34)
Corporate	(1,013)	(669)	—	(669)
Total	$1,511	$(981)	$25	$(956)

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET LOSS PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2021	Net Income	Outstanding	Share
Net income	$1,494	3,022	$0.49
Non-recurring items (after-tax)	231	3,022	0.08
Compensation expense related to the Coit acquisition (after tax) (2)	625	3,022	0.21
Adjusted net income (3)	$2,350	3,022	$0.78

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2020	Net Loss	Outstanding (1)	Share
Net loss	$(1,157)	2,858	$(0.41)
Non-recurring items (after-tax)	82	2,858	0.03
Adjusted net loss (3)	$(1,075)	2,858	$(0.38)

(1)    The weighted average number of shares outstanding used in the computation of diluted net loss per share for the three months ended September 30, 2020 did not include potentially outstanding shares of common stock because the effect would have been anti-dilutive. However, these shares have been added to the adjusted net income per share reconciliation when their impact would be dilutive.

(2)    Represents compensation expense payable to the principals of Coit per the terms of the acquisition agreement, including a promissory note, common stock, and earn-out payments.

(3)    Adjusted net income or loss and adjusted net income or loss per diluted share are non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as PPP loan forgiveness, acquisition-related costs, and non-recurring severance and professional fees after tax that are presented to provide additional information about the company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss and adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.